                                                                 EXHIBIT (p)(1)


                               EXCELSIOR VENTURE
                               PARTNERS III, LLC

                            ------------------------

                                  SUBSCRIPTION

                                    BOOKLET
                            ------------------------

                      EXCELSIOR VENTURE PARTNERS III, LLC

                           SUBSCRIPTION INSTRUCTIONS

     This booklet contains documents which must be executed and returned if you wish to invest in Excelsior Venture Partners III, LLC (the "Company"). You should consult with an attorney, accountant, investment advisor or other advisor regarding an investment in the Company and its suitability for you. All Subscription Documents must be completed correctly and thoroughly or they will not be accepted. If you wish to invest, please complete, sign and return this Subscription Booklet and retain the Company's prospectus.

     If you have any questions concerning these Subscription Documents or would like assistance completing them, please contact your investment advisor.

INSTRUCTIONS FOR INDIVIDUALS (SUBSCRIPTIONS THROUGH A RETIREMENT PLAN, INCLUDING IRAs AND 401ks, MUST BE MADE PURSUANT TO THE "INSTRUCTIONS FOR ENTITIES OTHER THAN INDIVIDUALS," BELOW)

     1. Fill out and sign page 11.

        NOTE: By executing page 11, the investor thereby grants the Power of Attorney contained in the Subscription Agreement under Section 1(c).

     2. Return this booklet to your U.S. Trust contact or directly to the Company at the address listed below under the heading COMPANY ADDRESS.

     3. Follow the instructions listed below under the heading PAYMENT OF CAPITAL CONTRIBUTION.

INSTRUCTIONS FOR ENTITIES OTHER THAN INDIVIDUALS (TRUSTS, CORPORATIONS, CUSTODIANS, IRAs ETC.)

     1. Direct the appropriate personnel to answer the Questionnaire found on page 10 by initialing in the spaces provided.

     2. Appropriate personnel should fill out and sign page 11.

        NOTE: By executing page 11, the investor thereby grants the Power of Attorney contained in the Subscription Agreement under Section 1(c).

     3. IF THE INVESTOR IS A PARTNERSHIP, please complete Exhibit A and attach to it a copy of the Investor's partnership agreement or other governing instruments; IF THE INVESTOR IS A CUSTODIAN, TRUSTEE OR AGENT, please complete Exhibit B and attach to it a copy of the Investor's trust declaration or other governing instrument; IF THE INVESTOR IS A CORPORATION, please complete Exhibit C and attach to it a copy of the Investor's Articles of Incorporation and By-laws or other governing instruments; IF THE INVESTOR IS A LIMITED LIABILITY COMPANY, please complete Exhibit D and attach to it a copy of the Investor's operating agreement or other governing instruments.

     4. Return this booklet to your U.S. Trust contact or directly to the Company at the address listed below under the heading COMPANY ADDRESS.

     5. Follow the instructions listed below under the heading PAYMENT OF CAPITAL CONTRIBUTION.

COMPANY ADDRESS:

     Excelsior Venture Partners III, LLC
     114 West 47th Street
     New York, NY 10036
     Attention: Katherine Hunsley

PAYMENT OF CAPITAL CONTRIBUTION

     If you maintain an account with U.S. Trust, you may elect to have your payment deducted from your designated U.S. Trust account by checking the appropriate box on the Execution Page, or you may make your payment by wire or check on or before the date of the closing of the Company. If you do not maintain a U.S.

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Trust account, payment must be made by wire or check on or before the date of the closing of the Company. If you elect to have your payment deducted directly from your designated U.S. Trust account, the Company will notify U.S. Trust of the date and time of the proposed closing at least three business days prior to the proposed closing date. On, or before, the proposed closing date, monies will be deducted from your designated U.S. Trust account and transmitted to the escrow account maintained by PNC Bank, Delaware, as Escrow Agent, pending closing. As explained in the prospectus, if subscriptions for at least $100,000,000 have not been received by the Termination Date (as defined in the prospectus), the offering will terminate and funds will be returned to investors. Please carefully follow the instructions listed below to insure proper payment.


To Pay By Check:


Make payable to:  PNC Bank, Delaware, as Escrow Agent for Excelsior Venture
                  Partners III, LLC
Send to:          PFPC Inc.
                  c/o Excelsior Venture Partners III, LLC
                  103 Bellevue Parkway
                  Wilmington, DE 19809
                  Attention: Lisa Sparco


To Pay By Wire:

IT IS IMPERATIVE THAT YOU INCLUDE YOUR NAME (OR, IF YOU ARE WIRING MONEY ON BEHALF OF AN ENTITY, THE NAME OF THE ENTITY) IN THE REFERENCE LINE OF THE WIRE INSTRUCTIONS.


Wire to:  PNC Bank Delaware
          ABA #: 031100089
          FBO: PNC Bank, Delaware as Escrow Agent for Excelsior
          Venture Partners III, LLC
          Account #: 56-0401-4748
          Reference: [Insert Investor's name here]


THE COMPANY IS NOT AVAILABLE FOR INVESTMENT TO RESIDENTS OF ALABAMA, ARKANSAS, KANSAS, MAINE, MASSACHUSETTS, MISSISSIPPI AND MISSOURI.

     SCHEDULE A CONTAINS ADDITIONAL INFORMATION AND REQUIREMENTS FOR RESIDENTS IN CERTAIN OTHER STATES.

     See next page for tear-out prepared instructions to deliver to your bank/financial institution.

                              WIRING INSTRUCTIONS

-----------------------------------------------------       Insert your
-----------------------------------------------------       Bank/Financial
-----------------------------------------------------       Institution name
-----------------------------------------------------       and address here.

Dear Sir/Madam:

     Please wire ______________________________ (insert your dollar amount) from my account number ______________________ (insert your account number) and send the proceeds to:

     PNC Bank Delaware
     ABA #: 031100089

     FBO: PNC Bank, Delaware as Escrow Agent for Excelsior Venture Partners III, LLC

     Account #: 56-0401-4748
     Reference:

                                          Sincerely,

          Investor Signature                             ----------------------------------------------
          Print name                                     ----------------------------------------------
          Address                                        ----------------------------------------------
                                                         ----------------------------------------------
                                                         ----------------------------------------------
          Daytime Telephone #                            ----------------------------------------------

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

                             SUBSCRIPTION AGREEMENT

Excelsior Venture Partners III, LLC
c/o United States Trust Company of New York
114 West 47th Street
New York, New York 10036

Ladies and Gentlemen:


     Reference is made to the prospectus dated November 14, 2000 (the "Prospectus") with respect to the offering of units of membership interest ("Units") in Excelsior Venture Partners III, LLC (the "Company"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Prospectus.


     The undersigned subscribing investor (the "Investor") hereby agrees as follows:

     1. Subscription for the Units.

     (a) The Investor agrees to become a Member of the Company and agrees to make a capital contribution to the Company in the amount set forth on the Execution Page of this Subscription Agreement under the heading "Capital Commitment" on the terms and conditions described herein and in the Prospectus.

     (b) The Investor acknowledges and agrees that it is not entitled to cancel, terminate or revoke this subscription or any agreements or power of attorney of the Investor hereunder, except as otherwise set forth in this Section 1(b), the Prospectus or applicable law, and such subscription and agreements and power of attorney shall survive (i) changes in the transaction, documents and instruments described in the Prospectus which in the aggregate are not material or which are contemplated by the Prospectus and (ii) the death or disability of the Investor; provided, however, that if the Company shall not have accepted this subscription on or before December 31, 2000, subject to extension by the Company's Board of Managers (the date of any such acceptance of this subscription the "Closing Date"), this subscription, all agreements of the Investor hereunder and the power of attorney granted hereby shall be cancelled and this Subscription Agreement will be returned to the Investor.

     (c) The Investor hereby irrevocably constitutes and appoints each member of the Company's Board of Managers and the appropriate officers of the Company (and any designee of, substitute for or successor to any of them) as the Investor's true and lawful attorney in the Investor's name, place and stead, (i) to receive and pay over to the Company on behalf of the Investor, to the extent set forth in this Subscription Agreement, all funds received hereunder, (ii) to execute, complete or correct, on behalf of the Investor, all documents to be executed by the Investor in connection with the Investor's subscription for Units, including, without limitation, filling in or amending amounts, dates, and other pertinent information and (iii) to make, execute, acknowledge, deliver, swear to, file and record: (A) this Agreement and a certificate of formation, a certificate of doing business under fictitious name and any other instrument or filing which the Board of Managers or the appropriate officers of the Company consider necessary or desirable to carry out the purposes of this Subscription Agreement, the Operating Agreement or the business of the Company or that may be required under the laws of any state or local government or of any other jurisdiction; (B) any and all amendments, restatements, cancellations, or modifications of the instruments described in (A) above; (C) any and all instruments related to the admission, removal, or withdrawal of any Member; and
(D) all documents and instruments that may be necessary or appropriate to effect the dissolution and termination of the Company. This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive any transfer of some or all of the Investor's Units.

     2. Certain Acknowledgments and Agreements of the Investor.

     The Investor understands and acknowledges that the subscription for the Units contained herein may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion. No subscription shall be deemed accepted until the subscription has actually been accepted and, if necessary, any subsequent acts have been taken which shall be deemed an acceptance of this Agreement by the Company for all

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

purposes. The Investor understands that Skadden, Arps, Slate, Meagher & Flom LLP acts as counsel only to the Company, the Investment Adviser and Investment Sub-Adviser and no attorney-client relationship exists between Skadden, Arps, Slate, Meagher & Flom LLP and any other person solely by reason of such person making an investment in the Company.

     3. Representations and Warranties of the Investor.

     The Investor, for the Investor and for the Investor's heirs, personal representatives, successors and assigns, makes the following representations, declarations and warranties with the intent that the same may be relied upon in determining the suitability of the undersigned as an investor in the Company. The following representations, warranties and agreements shall survive the Closing Date.

     (a) The Investor has received, read carefully and understands the Prospectus and all exhibits thereto and has consulted the Investor's own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor. Any special acknowledgment set forth below with respect to any statement contained in the Prospectus shall not be deemed to limit the generality of this representation and warranty.

     (b) The value of the Investor's total assets (exclusive of the Investor's principal residence) less the Investor's total liabilities is at least $1,000,000. The amount that the Investor is subscribing for does not exceed 10% of the Investor's total assets less the Investor's total liabilities.

     (c) The Investor understands and acknowledges that (i) the Investor must bear the economic risk of the Investor's investment in the Units until the termination of the Company; (ii) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Units which the Investor hereby subscribes to purchase or any part thereof, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement; (iii) the Units cannot be sold or transferred without the prior written consent of the Company, which shall be granted or may be withheld in accordance with the terms of the Operating Agreement and will be withheld if transfer would subject the Company to adverse tax consequences; (iv) following any sale, transfer or disposition of Units, less than 25% of the value of the class of Units may be held by "benefit plan investors" within the meaning of DOL Regulation 2510.3-101, 29 C.F.R.
Section 2510.3-101; (v) there will be no public market for the Units; and (vi) any disposition of the Units may result in unfavorable tax consequences to the Investor.

     (d) The Investor is aware and acknowledges that (i) the Company has no operating history; (ii) the Units involve a substantial degree of risk of loss of the Investor's entire investment and there is no assurance of any income from such investment; (iii) any federal and/or state income tax benefits which may be available to the Investor may be lost through the adoption of new laws or regulations or changes to existing laws and regulations or changes in the interpretation of existing laws and regulations; (iv) the Investor, in making its investment, is relying solely upon the advice of the Investor's personal tax advisor with respect to the tax aspects of an investment in the Company; and (v) because there are substantial restrictions on the transferability of the Units it may not be possible for the undersigned to liquidate its investment readily in any event, including in case of an emergency.

     (e) If the Investor is a corporation, limited liability company, trust, partnership or other entity, the statements made by the Investor in Paragraph 7 hereto are true, correct and complete in all material respects.

     (f) If the Investor is a natural person, the Investor is at least 21 years of age and the Investor has adequate means of providing for all of his or her current and foreseeable needs and personal contingencies and has no need for liquidity in this investment, and if the Investor is an unincorporated association, all of its members who are U.S. Persons (as defined in subsection
(m) of this Section 3) are at least 21 years of age.

     (g) The Investor has evaluated the risks of investing in the Units, and has determined that the Units are a suitable investment for the Investor. The Investor can bear the economic risk of this investment and can afford a complete loss of its investment. In evaluating the suitability of an investment in the Units, the Investor has not relied upon any advice, representations or other information (whether oral or written) other than as set forth in the Prospectus and exhibits thereto, and independent investigations made by the Investor or representative(s) of the Investor that are not affiliated with the Company. The Investor has reviewed the eligibility requirements of Schedule A, attached to this Agreement, and to the extent applicable, meets all suitability and eligibility requirements described therein.

     (h) The Investor is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Units. The aggregate amount of the investments of the Investor in, and the Investor's commitments to, all similar investments that are illiquid is reasonable in relation to the Investor's net worth.

     (i) The Investor maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Subscription Agreement.

     (j) The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement are made with the intent that they be relied upon by the Company, Charles Schwab & Co., Inc. (the "Distributor") and any selling agent in determining its suitability as a purchaser of the Units, and shall survive its purchase. In addition, the Investor undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Investor set forth herein.

     (k) The Investor, if it is a corporation, limited liability company, trust, partnership or other entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the execution, delivery and performance by it of this Subscription Agreement and the Operating Agreement are within its powers, have been duly authorized by all necessary corporate or other action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company), and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation, By-laws or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which the Investor is a party or by which the Investor or any of the Investor's property is bound. This Agreement constitutes, and the Operating Agreement, when executed and delivered, will constitute, a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

     (l) If the Investor is a natural person, the execution, delivery and performance by the Investor of this Subscription Agreement and the Operating Agreement are within the Investor's legal right, power and capacity, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company), and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which the Investor is party or by which the Investor or any of his or her property is bound. This Subscription Agreement constitutes, and the Operating Agreement, when executed and delivered, will constitute, a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

     (m) The Investor is a United States citizen if an individual, and if an entity is organized under the laws of the United States or a state thereof or is otherwise a U.S. Person(1) as defined below or as otherwise defined in Rule 902 under the U.S. Securities Act of 1933, as amended.

---------------

1 For purposes of this representation, a U.S. Person is (i) a natural person who is a citizen of or resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States;
  (iii) an estate of which any executor or administrator is a U.S. person; (iv) a trust of which any trustee is a U.S. person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) a partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by one or more of the above and/or one or more natural persons resident in the U.S. principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts; provided, however, that the term "U.S. Person" shall not include any person or entity that is not treated as a U.S. Person for purposes of the Internal Revenue Code of 1986, as amended.
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

     (n) By purchase of Units, the Investor represents to the Investment Adviser, the Investment Sub-Adviser, the Board of Managers, the Distributor and the Company that the Investor has neither acquired nor will transfer, assign or market any Units the Investor purchases (or any interest therein) on or through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704(b) of the Internal Revenue Code of 1986, as amended, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. Further, the Investor agrees that, if it determines to transfer or assign any of its Units or any interest therein pursuant to the provisions of the Operating Agreement, it will cause its proposed transferee to agree to the transfer restrictions set forth herein and to make the representations set forth above.

     (o) The Investor has evaluated the Prospectus and has determined that the Investor is and will be in a financial position appropriate to enable the Investor to realize to a significant extent the benefits described in the Prospectus.

     (p) The Investor is not a charitable remainder trust.

     4. Indemnification. The Investor recognizes that the offer of the Units was made in reliance upon the Investor's representations and warranties set forth in Paragraph 3 above and the acknowledgments and agreements set forth in Paragraph 2 above. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase the Units. The Investor hereby agrees to indemnify the Company, each member of the Board of Managers of the Company, the Investment Adviser, the Investment Sub-Adviser, the Distributor and any of their affiliates and controlling persons and each other member and any successor or assign of the foregoing and to hold each of them harmless from and against any loss, damage or liability (including attorney's fees) due to or arising out of a breach of any representation, warranty, acknowledgment or agreement of the Investor contained in this Subscription Agreement or in any other document provided by the Investor to the Company in connection with the Investor's investment in the Units. Notwithstanding any provision of this Agreement, the Investor does not waive any rights granted to it under applicable securities laws.

     5. General. This Agreement (i) shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor, (ii) shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without reference to any principles of conflicts of law (except insofar as affected by the state securities or "blue sky" laws of the jurisdiction in which the offering described herein has been made to the Investor), (iii) shall survive the admission of the Investor to the Company as a Member, and (iv) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons.

     6. Assignment. The Investor agrees that neither this Subscription Agreement nor any rights which may accrue to the Investor hereunder may be transferred or assigned.

     7. Suitability. If the Investor is a corporation, limited liability company, trust, partnership or other entity, the truth, correctness and completeness of the information supplied by the Investor in the attached Investor Questionnaire for Entities is warrantied pursuant to Paragraph 3(e) hereof.

     8. Arbitration. ANY CLAIM, CONTROVERSY, DISPUTE OR DEADLOCK ARISING UNDER THIS AGREEMENT (COLLECTIVELY, A "DISPUTE") SHALL BE SETTLED BY ARBITRATION, IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE NASD, EXCEPT IN THE EVENT THAT THE NASD IS UNWILLING TO ACCEPT JURISDICTION OF THE MATTER, SUCH ARBITRATION SHALL BE HELD IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). ALL ARBITRATIONS SHALL BE HELD IN SAN FRANCISCO, CALIFORNIA. ANY ARBITRATION AND AWARD OF THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL BE FINAL AND THE JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY STATE OR FEDERAL COURT HAVING JURISDICTION. NO PUNITIVE DAMAGES ARE TO BE AWARDED.

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

                                                                      SCHEDULE A

                RESIDENTS OF THE FOLLOWING STATES MUST MEET THE
                     SUITABILITY STANDARDS SET FORTH BELOW

ARIZONA

     To invest in Units of the Company, Arizona residents must represent that their investment in Units of the Company does not represent more than ten percent of their net worth less the value of their investments in limited partnership interests and have one of the following: (a) an annual gross income of at least $75,000 and a net worth of at least $75,000 exclusive of home, car and home furnishings; (b) a net worth of at least $225,000 exclusive of home, car and home furnishings; or (c) in the case of sales to qualified pension or profit sharing plans or trusts, Keogh plans or individual retirement accounts, that the net worth and income requirements set forth in items (a) or (b) of this paragraph are met by the fiduciary account or by the donor who directly or indirectly supplies the monies for the purchase of the securities.

MINNESOTA

     To invest in Units of the Company, Minnesota residents must qualify as an accredited investor as that term is defined under Rule 501 of the Securities Act of 1933, as amended, and as set forth in Schedule B attached hereto.

NEBRASKA

     To invest in Units of the Company, Nebraska residents must meet one of the following: (a) individual annual taxable income of at least $200,000 in each of the two most recent years or joint income with spouse in excess of $300,000 in each of the two most recent years and a reasonable expectation of reaching the same income level in the current year; or (b) individual or joint net worth with spouse of at least $1,000,000.

NEW HAMPSHIRE

     To invest in Units of the Company, New Hampshire residents must meet one of the following: (a) annual taxable income of at least $50,000 and a net worth exclusive of home, car and home furnishings of at least $125,000; or (b) a net worth exclusive of home, car and home furnishings of at least $250,000.

OKLAHOMA

     To invest in Units of the Company, Oklahoma residents must qualify as an accredited investor as that term is defined under Rule 501 of the Securities Act of 1933, as amended, and as set forth in Schedule B attached hereto.

TEXAS

     To invest in Units of the Company, Texas residents must qualify as an accredited investor as that term is defined under Rule 501 of the Securities Act of 1933, as amended, and set forth in Schedule B attached hereto.

WEST VIRGINIA

     To invest in Units of the Company, West Virginia residents must meet one of the following: (a) individual annual taxable income of at least $200,000 in each of the two most recent years or joint income with spouse in excess of $300,000 in each of the two most recent years and a reasonable expectation of reaching the same income level in the current year; or (b) individual or joint net worth with spouse of at least $1,000,000.

                                                                      SCHEDULE B

                       DEFINITION OF ACCREDITED INVESTOR

"Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

        a. A bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity; a broker or dealer; an insurance company; an investment company or a business development company under the Investment Company Act of 1940, as amended; a Small Business Investment Company licensed by the U.S. Small Business Administration; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if the plan has total assets in excess of $5 million; an employee benefit plan whose investment decision is being made by a plan fiduciary, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan whose total assets are in excess of $5,000,000 or a self-directed employee benefit plan whose investment decisions are made solely by persons that are "accredited investors;"

        b. A private business development company under the Investment Advisers Act of 1940;

        c. Any corporation, partnership, limited liability company, Massachusetts or similar business trust or organization described in
        Section 501(c)(3) of the Internal Revenue Code that has total assets in excess of $5,000,000, and was not formed for the specific purpose of acquiring the Units;

        d. Any trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;

        e. Any director, executive officer, or general partner of the Company;

        f. Any natural person with:

           i. a net worth, (including residence, personal property and other assets in excess of total liabilities) taken together with the net worth of the Investor's spouse, exceeds $1,000,000;

           ii. individual gross income in excess of $200,000 (or joint income with spouse in excess of $300,000) in each of the two previous years and a reasonable expectation of gross individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) this year; or

        g. Any entity in which all of the equity holders are accredited investors.

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

                      INVESTOR QUESTIONNAIRE FOR ENTITIES

EXAMPLES OF ENTITIES INCLUDE, BUT ARE NOT LIMITED TO, TRUSTS, CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES.

     ENTITIES (NON-INDIVIDUALS): PLEASE COMPLETE THIS QUESTIONNAIRE.

1. Legal form of entity (corporation, partnership, trust, etc.):

   Investor entity was organized under the laws of the state of

2. The fiscal year-end of the Investor is .
                                                    (Month/Day)

3. ERISA. (i) The Investor, and each account on behalf of which it is acquiring the Units IS ____________ / IS NOT ____________ (check one): using funds to acquire Units that constitute assets of any of the following:

          (a) an "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not it is subject to Title I of ERISA (including but not limited to governmental plans);

          (b) a plan (including IRAs) described in section 4975 of the Internal Revenue Code of 1986, as amended (the "Code");

          (c) an entity whose underlying assets include (or are deemed to include) plan assets by reason of a plan's investment in such entity (including but not limited to an insurance company general account, an insurance company separate account and a collective investment fund); or

          (d) an entity that otherwise constitutes a "benefit plan investor" within the meaning of the Department of Labor Regulation, 29 C.F.R. Section 2510.3-101 (the "Plan Assets Regulation") (the plans and entities described in clauses (a), (b), (c) and (d) above being referred to as "Benefit Plan Investors").

     (ii) The Investor, and each account on behalf of which it is acquiring the Units, IS ____________ / IS NOT ____________ (check one) a Controlling Person. A Controlling Person is defined as a person (other than Benefit Plan Investors) that has discretionary authority or control with respect to the assets of an entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person.

     (iii) The Investor acknowledges that the Company will not register the sale, transfer or disposition of the Units unless, following such sale, transfer or disposition, less than twenty-five percent (25%) of the value of the class of Units is held by Benefit Plan Investors. It further acknowledges that for purposes of determining whether Benefit Plan Investors hold less than twenty-five percent (25%) of the value of the Units, (a) the value of any Units held by Controlling Persons that are not Benefit Plan Investors will be disregarded, and (b) unless specific disclosure is made by the Investor to the Issuer to the contrary, an insurance company general account will be treated as if 100% of the assets of such general account constituted assets of a Benefit Plan Investor.

     The representations to be made pursuant to this paragraph (iii) shall be deemed made on each day from the date the Investor makes such representations through and including the date on which such Investor disposes of its interests in the Units. The Investor understands and agrees that the information supplied above will be used to determine whether Benefit Plan Investors own less than 25% of the Units, both upon the original issuance of Units and upon any subsequent transfer of any equity interest in the Company for any reason.

     In evaluating the suitability of an investment in the Units, the Investor has not relied upon any advice, representations or other information (whether oral or written) other than as set forth in the Prospectus and exhibits thereto and independent investigations made by the Investors or representatives of the Investor that are not affiliated with the Company.

4. Please indicate whether or not the Investor is a U.S. pension trust or governmental plan qualified under section 401(a) of the Code or a U.S. tax-exempt organization qualified under section 501(c)(3) of the Code.

           ____ Yes     ____ No

                      EXCELSIOR VENTURE PARTNERS III, LLC

                                 EXECUTION PAGE

IN WITNESS WHEREOF, THE UNDERSIGNED INVESTOR HAS EXECUTED THIS SUBSCRIPTION AGREEMENT.

Mr., Mrs.                                       Jr., Sr., II, III, IV, Esq., CPA
Ms., Dr.
        -------------------------------------
        (Investor/Contact Name)

RESIDENCE


Address:                                                    Telephone: (       )
-----------------------------------------------------      ----------------------------------------------------

-----------------------------------------------------       Fax: (       )
City:                State:        Zip:                         -----------------------------------------------
     -------------        ------      ---------
                                                            E-Mail:
                                                                   ----------------------------------------------

MAILING ADDRESS (IF OTHER THAN RESIDENCE)


Title:                                                      Telephone: (       )
      -----------------------------------------------                 -------------------------------------------
                                                            Fax: (       )
Company Name:                                                   -------------------------------------------------
             ----------------------------------------       E-Mail:
Address:                                                           ----------------------------------------------
        ---------------------------------------------

-----------------------------------------------------
City:                    State:          Zip:
      ------------------        ------      ---------

 Investor Name:
               ----------------------------------------------------------------

 U.S. Trust Account Number:
                           -----------------------------------------------------

-------------------------------------------------------------------------------
 Investor Type

[ ]  Individual    Joint:    [ ]  Rights of Survivorship  [ ]  Trust        [ ]  Partnership
                             [ ]  Tenants in Common       [ ]  Corporation  [ ]  L.L.C.

 [ ] Other:
         ---------------------------------------------------------------------


Social Security/Tax ID No:                                Signature:
                          -------------------------                ---------------------------------------

                                                          Print Name and Title (if applicable):

                                                          ------------------------------------------------

State in which this Agreement was signed:                 Date of Execution:                    , 20
                                         -----------                        --------------------    ------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

 CAPITAL COMMITMENT: $                         (Must be a multiple of $500 equal to or greater than $100,000.)
                      ------------------------
-------------------------------------------------------------------------------

 Method of Payment: [ ] Debit U.S. Trust Account     [ ] Wire         [ ] Check

-------------------------------------------------------------------------------
 WIRE PAYMENT INFORMATION FOR INVESTOR (FOR COMPANY DISTRIBUTIONS). IF DISTRIBUTIONS ARE TO BE WIRED TO THE U.S. TRUST ACCOUNT NUMBER LISTED ABOVE, CIRCLE "YES" BELOW AND LEAVE THE REMAINDER BLANK.
 ------------------------------------------------------------------------------
 U.S. Trust Account:  Yes or No


Bank Name:                                               Bank Officer:
           -----------------------------------------                  ----------------------------------------------------

Address:                                                 Telephone:
          -------------------------------------------              -------------------------------------------------------

Investor Account Number:                                 ABA Number:
                         ----------------------------               ------------------------------------------------------

                                                                       EXHIBIT A

                      CERTIFICATE OF PARTNERSHIP INVESTOR

TO BE COMPLETED BY INVESTORS WHO ARE PARTNERSHIPS.

CERTIFICATE OF ________________________________________________________(the
"Partnership")
                             (Name of Partnership)

     The undersigned, constituting all of the partners of the Partnership who must consent to the proposed investment by the Partnership hereby certify as follows:

     1. That the Partnership commenced business on ____________ and was established pursuant to a Partnership Agreement dated ____________ (the "Agreement").

     2. That a true and correct copy of the Agreement is attached hereto and that, as of the date hereof, the Agreement has not been amended (except as to any attached amendments) or revoked and is still in full force and effect.

     3. That, as the partners of the Partnership, we have the authority to determine, and have determined, (i) that the investment in, and the purchase of an interest in Excelsior Venture Partners III, LLC is of benefit to the Partnership and (ii) to make such investment on behalf of the Partnership.

     4. That ____________ is authorized to execute all necessary documents in connection with our investment in Excelsior Venture Partners III, LLC.

     IN WITNESS WHEREOF, we have executed this certificate as the partners of the Partnership this ____ day of ________, ______, and declare that it is truthful and correct.

                                          (Name of Partnership)

                                          By:
                                          --------------------------------------
                                          Partner

                                          By:
                                          --------------------------------------
                                          Partner

                                          By:
                                          --------------------------------------
                                          Partner

                                          (Attach extra signature pages if
                                          necessary)

                                                                       EXHIBIT B

                         CERTIFICATE OF TRUST INVESTOR

TO BE COMPLETED BY INVESTORS WHO ARE TRUSTS.

CERTIFICATE OF (the "Trust")
                                (Name of Trust)

     The undersigned, constituting all of the Trustees of the Trust, hereby certify as follows:

     1. That the Trust was established pursuant to a Trust Agreement dated (the "Agreement").

     2. That a true and correct copy of the Agreement is attached hereto and that as of the date hereof, the Agreement has not been amended (except as to any attached amendments) or revoked and is still in full force and effect.

     3. That, as the Trustee(s) of the Trust, we have determined that the investment in, and the purchase of, an interest in Excelsior Venture Partners III, LLC is of benefit to the Trust and have determined to make such investment on behalf of the Trust.

     4. That ____________ is authorized to execute, on behalf of the Trust, any and all documents in connection with the Trust's investment in Excelsior Venture Partners III, LLC.

     IN WITNESS WHEREOF, we have executed this certificate as the Trustee(s) of the Trust this ____ day of ____________, ____, and declare that it is truthful and correct.

                                          (Name of Trust)

                                          By:
                                          --------------------------------------
                                          Trustee

                                          By:
                                          --------------------------------------
                                          Trustee

                                          By:
                                          --------------------------------------
                                          Trustee

                                          (Attach extra signature pages if
                                          necessary)

                                                                       EXHIBIT C

                       CERTIFICATE OF CORPORATE INVESTOR

TO BE COMPLETED BY INVESTORS WHO ARE CORPORATIONS.

CERTIFICATE OF (the "Corporation")
                             (Name of Corporation)

     The undersigned, being the duly elected and acting Secretary or Assistant Secretary of the Corporation, hereby certifies as follows:

     1. That the Corporation commenced business on ____________ and was incorporated under the laws of the State of ____________ on ____________.

     2. That a true and correct copy of the Articles of Incorporation and By Laws of the Corporation is attached hereto and that, as of the date hereof, the Articles of Incorporation and By Laws have not been amended (except as to any attached amendments) or revoked and are still in full force and effect.

     3. That the Board of Directors of the Corporation has determined, or appropriate officers under authority of the Board of Directors have determined, that the investment in, and purchase of, Units in Excelsior Venture Partners III, LLC is of benefit to the Corporation and has determined to make such investment on behalf of the Corporation. Attached hereto is a true, correct and complete copy of resolutions of the Board of Directors (or an appropriate committee thereof) of the Corporation duly authorizing this investment, and said resolutions have not been revoked, rescinded or modified and remain in full force and effect.

     4. That the following named individuals are duly elected officers of the Corporation, who hold the offices set opposite their respective names and who are duly authorized to execute any and all documents in connection with the Corporation's investment in Excelsior Venture Partners III, LLC, and that the signatures written opposite their names and titles are their correct and genuine signatures.

NAME                            TITLE                           SIGNATURE
----                            -----                           ---------

-----------------------------   -----------------------------   -----------------------------

-----------------------------   -----------------------------   -----------------------------

     (Attach extra pages if necessary)

     IN WITNESS WHEREOF, I have executed this certificate and affixed the seal of this Corporation this ____ day of ________, ____, and declare that it is truthful and correct.

                                          (Name of Corporation)

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D

               CERTIFICATE OF LIMITED LIABILITY COMPANY INVESTOR

TO BE COMPLETED BY INVESTORS WHO ARE LIMITED LIABILITY COMPANIES.

CERTIFICATE OF (the "Limited Liability Company")
                                 (Name of Limited Liability Company)

     The undersigned, being a duly elected and acting Manager of the Limited Liability Company, hereby certifies as follows:

     1. That the Limited Liability Company commenced business on ____________ and was organized under the laws of the State of ____________ on ____________.

     2. That a true and correct copy of the Limited Liability Company Agreement is attached hereto and that, as of the date hereof, the Limited Liability Company Agreement has not been amended (except as to any attached amendments) or revoked and is still in full force and effect.

     3. That the Managers of the Limited Liability Company have determined that the investment in, and purchase of, Units in Excelsior Venture Partners III, LLC is of benefit to the Limited Liability Company and has determined to make such investment on behalf of the Limited Liability Company. Attached hereto is a true, correct and complete copy of resolutions of the Managers (or an appropriate committee thereof) of the Limited Liability Company duly authorizing this investment, and said resolutions have not been revoked, rescinded or modified and remain in full force and effect.

     4. That the following named individuals are duly elected managers of the Limited Liability Company, who hold the offices set opposite their respective names and who are duly authorized to execute any and all documents in connection with the Limited Liability Company's investment in Excelsior Venture Partners III, LLC, and that the signatures written opposite their names and titles are their correct and genuine signatures.

NAME                            TITLE                           SIGNATURE
----                            -----                           ---------

-----------------------------   -----------------------------   -----------------------------

-----------------------------   -----------------------------   -----------------------------

     (Attach extra pages if necessary)

     IN WITNESS WHEREOF, I have executed this certificate and affixed the seal of this Limited Liability Company this ____ day of ________, ____, and declare that it is truthful and correct.

                                          (Name of Limited Liability Company)

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title: